ReCept December 2, 2021

Safe Harbor Statement 2© 2021 Omnicell, Inc. Content is confidential and proprietary. This presentation contains forward-looking statements that involve risks and uncertainties, including statements regarding the timing and outcome of the acquisition or its consummation, the expected benefits of the acquisition of the ReCept business, including the impact of the acquisition on Omnicell’s products and services, the capabilities of the products and services of the ReCept business, the impact of the acquisition on Omnicell’s non-GAAP EBITDA and Service Revenues, the projected growth and opportunities in the specialty pharmacy market, and the ability to achieve expected synergies. There are a significant number of factors that could cause actual results to differ materially from statements made in this presentation, including: the ability to consummate the transaction or that the transaction may yield additional value for stockholders; difficulties encountered or delays in closing and integrating the acquired business, including those related to regulatory review, technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; the effect of the announcement of the acquisition on Omnicell’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition; the failure to satisfy conditions to consummation of the acquisition, including the receipt of regulatory approvals (and any conditions, limitations or restrictions placed on those approvals); disruption of current plans and operations, including potential disruptions with respect to our employees, vendors, clients and customers, as well as management diversion or potential litigation; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic (including new variants of the virus), and other industry or economic conditions outside of Omnicell’s control. Additional information on potential factors that could affect Omnicell’s financial results is included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is on file with the U.S. Securities and Exchange Commission (“SEC”), and Omnicell’s other reports filed with or furnished to the SEC, as available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this presentation speak only as of the date of this presentation. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Compelling Strategic Benefits 3© 2021 Omnicell, Inc. Content is confidential and proprietary. Assists health systems in providing specialty pharmacy services to patients, designed to improve continuity of care and patient outcomes Services complementary to 340B and EnlivenHealth™ as well as IV Compounding Services High-Growth, Tech-Enabled Services Recurring Revenue Business The acquisition is expected to be accretive to Omnicell non-GAAP EBITDA in first quarter of 2023 Increased health system capture of this market, in conjunction with 340B eligibility represents a potential significant opportunity Strengthens Omnicell’s Advanced Services Portfolio for health systems, which should provide a valuable solution in the critical specialty pharmacy space

ReCept Business at a Glance

COMPANY PROFILE

Headquartered in Grapevine, Texas. Services include total operation of outpatient Specialty Pharmacy, including payor contracting, staffing, licensing, quality assurance, 340B administration, and access to Limited Distribution Drugs (LDDs)

ReCept provides a full suite of turnkey specialty pharmacy management services, including specialty pharmacy expertise and operational capabilities, technology and integration solutions, assistance in increasing access to payor networks and limited distribution drugs, and performance analytics and clinical outcomes assessment tools.

Tech-Enabled Services Model

Financial Platform

Improves pharmacy cash flow and profitability by monitoring and reconciling third-party collections and remittances for all Rx claims. Efficiently manages collection and distribution of payments to pharmacies. Medical billing capabilities are key to expanding pharmacy's role in healthcare.

Advanced Analytics

Delivers critical insights for pharmacies to better understand profitability, patient adherence, and payer performance. Helps pharmacies drive growth by prioritizing and acting on profitability opportunities. Drives patient retention and increases quality scores by strengthening adherence.

In-Workflow Integration

Provides efficient and integrated workflows to manage patient on-boarding, benefits, investigation, prior authorizations, prescription fulfillment, and clinical interventions.

Payor Network and LDD Support

ReCept assists in providing access to payor networks and LDDs.

© 2021 Omnicell, Inc. Content is confidential and proprietary.

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Specialty Pharmacy 5© 2021 Omnicell, Inc. Content is confidential and proprietary. Macro Trends Over 50% of current drug spend is in specialty pharmaceuticals.1 Specialty medications account for 75 percent of the approximately 7,000 prescription drugs currently in development, and nearly two- thirds of the 600 drugs expected to win FDA approval by 2022 are specialty medications.2 Providing specialty pharmacy services is often more complex and differentiated from traditional health system pharmacy operations. Expertise and systems are needed to effectively implement and operate a specialty pharmacy program. Many health systems have not yet implemented a specialty pharmacy program, or it is sub-optimized. Specialty Pharmacy is a key part of a comprehensive medication management platform and an important part of the Autonomous Pharmacy vision. 1. IQVIA “Global Medicine Spending and Usage Trends to 2025” (2021); HDA “2020 Specialty Pharmacy Facts, Figures, and Trends” 2. 2019 CVS Caremark Drug Trend Report

6 Specialty Pharmacy Is a Growth Market © 2021 Omnicell, Inc. Content is confidential and proprietary. U S Sp ec ia lty P ha rm a Sa le s ($ B) 162 179 196 219 245 269 293 316 339 365 391 38% 40% 43% 45% 48% 51% 53% 56% 58% 61% 63% 0% 10% 20% 30% 40% 50% 60% 70% 0 50 100 150 200 250 300 350 400 450 2015 2016 2017 2018 2019 2020 2021P 2022P 2023P 2024P 2025P Specialty Pharmaceutical Sales (2015–2025) Dollars and Percent of Total Pharma Sales US Specialty Pharmaceutical Sales Percent of Total Pharma Sales Percent of Total Pharm a Sales Sources: IQVIA “Global Medicine Spending and Usage Trends to 2025” (2021); HDA “2020 Specialty Pharmacy Facts, Figures, and Trends”

Transaction Overview 7© 2021 Omnicell, Inc. Content is confidential and proprietary. $100 million in cash, subject to customary adjustments Cash on hand Transaction Consideration Earnings Impact and Returns Sources of Financing Anticipated high growth tech-enabled services business with recurring revenue Expected to be accretive to Non-GAAP EBITDA in 1H 2023 Expected Closing Timetable Transaction expected to close end of fourth quarter 2021, subject to regulatory approvals and customary closing conditions

Summary 8© 2021 Omnicell, Inc. Content is confidential and proprietary. Strong strategic fit for Omnicell Large and attractive growth market Strong specialty pharmacy capabilities Compelling solution that adds to the portfolio of Omnicell products and services intended to meet the critical needs of health systems Advanced services with tech-enabled services recurring revenues